                                                                    Exhibit 4(b)


                  FORM OF FIXED-RATE UNSECURED DEBT SECURITIES

                                      FRONT
REGISTERED                                                           REGISTERED

No. FXR ___

CUSIP

                       BALTIMORE GAS AND ELECTRIC COMPANY

              INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND

                            UNSECURED DEBT SECURITIES

[If this Note is registered in the name of The Depository Trust Company (the "Depositary") (55 Water Street, New York, New York) or its nominee, this Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary unless and until this Note is exchanged in whole or in part for Notes in definitive form. Unless this certificate is presented by an authorized representative of the Depositary to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of the Depositary and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co. has an interest herein.]

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
PRINCIPAL AMOUNT:            _____________________

INTEREST RATE:               ______________________

STATED MATURITY:             ______________________

ORIGINAL ISSUE DATE:         ______________________


ISSUE PRICE:                 ______________________

             REDEEMABLE
         AT THE OPTION OF THE                     REDEMPTION PRICES
         COMPANY ON OR AFTER                   (% OF PRINCIPAL AMOUNT)
         -------------------                   -----------------------

-------------------------------------      -------------------------------------
-------------------------------------      -------------------------------------
-------------------------------------      -------------------------------------
-------------------------------------      -------------------------------------


                  [IF FLOATING RATE, BASIS TO BE PRINTED HERE]
                  --------------------------------------------

        SUBJECT TO REPURCHASE
           AT THE OPTION                             REPURCHASE PRICES
          OF THE HOLDER ON                        (% OF PRINCIPAL AMOUNT)
          ----------------                        -----------------------

-------------------------------------      -------------------------------------
-------------------------------------      -------------------------------------
-------------------------------------      -------------------------------------
-------------------------------------      -------------------------------------


[Remarketing provisions, if any, to be included here]
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               Baltimore Gas and Electric Company, a Maryland corporation
(herein called the "Company", which term includes any successor corporation under the Indenture, as hereinafter defined), for value received, promises to pay to Cede & Co. or its registered assigns, the principal sum of _________________________________________________________ DOLLARS on the Stated
Maturity shown above and to pay interest on said principal sum from the Original Issue Date shown above if interest has not been paid on this Note or from the most recent Interest Payment Date for which interest has been paid or duly provided for, at the fixed rate per annum shown above, semi-annually on ___ and ___ (the "Interest Payment Date(s)") of each year until the Stated Maturity or upon redemption or repurchase of this Note. Each payment of interest payable on each Interest Payment Date and at Stated Maturity or, if applicable, upon redemption or repurchase shall include interest to, but excluding the relevant Interest Payment Date and the date of Stated Maturity or redemption, respectively. Said interest shall be computed on the basis of a 360-day year of twelve 30-day months. In the event this Note is issued between a Record Date (the ___ and ___ next preceding the ___ and ___ Interest Payment Dates) and an Interest Payment Date or on an Interest Payment Date, the first day that interest shall be payable will be on the Interest Payment Date following the next succeeding Record Date. In the event of a default in the payment of interest, interest will be payable as provided in that certain Indenture dated as of July 1, 1985, as supplemented by the Supplemental Indentures dated as of October 1, 1987, and January 26, 1993, respectively (the "Indenture"), by and between the Company and The Bank of New York (successor to Mercantile-Safe Deposit and Trust Company), a corporation duly organized and existing under the laws of the State of New York , as Trustee (herein called the "Trustee," which term includes any successor Trustee under the Indenture).

               Pursuant to the provisions of the Indenture, the Company will maintain an agency at The Bank of New York in The City of New York, New York (the "Bank"), or at such other agencies as may from time to time be designated, where the Notes may be presented for payment, for registration of transfer and exchange, and where notices or demands to, or upon, the Company may be served.

               The interest so payable on any ___ or ___ will, subject to certain exceptions provided in the Indenture, be paid to the person in whose name this Note is registered at the close of business on the Record Date for such Interest Payment Date, which shall be the ___ and ___ next preceding the ___ and ___ Interest Payment Dates; provided, however, that interest payable at Stated Maturity or, if applicable, upon redemption or repurchase, shall be payable to the person to whom principal shall be payable. Payment of the principal of and interest on this Note will be made at the Bank in U.S. dollars; provided, however, that payments of interest (other than any interest payable at Stated Maturity or upon redemption or repurchase) may be made at the option of the Company (i) by checks mailed to the addresses of the persons entitled thereto as such addresses shall appear in the register of the Notes or (ii) by wire transfer to persons who are holders of record at such other addresses that have been filed with the Bank on or prior to the Record Date.

               Payment of the principal, premium, if any, and interest payable at Stated Maturity, or, if applicable, upon redemption or repurchase, on this Note will be made in immediately available funds at the request of the holder provided that this Note is presented to the Bank in time for the Bank to make such payments in such funds in accordance with its normal procedures.

               Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth at this place.

               Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee or a duly designated authentication agent by manual signature, this Note shall not be entitled to any benefit under said Indenture, or be valid or obligatory for any purpose.

               IN WITNESS WHEREOF, Baltimore Gas and Electric Company has caused this instrument to be executed in its corporate name with the manual or facsimile signature of its President or a Vice President and a facsimile of its corporate seal to be imprinted hereon, attested by the manual or facsimile signature of its Secretary or an Assistant Secretary.

Dated:

BALTIMORE GAS AND ELECTRIC COMPANY

By:               ____________________
                      President

ATTEST:           ____________________       [SEAL]
                      Secretary

CERTIFICATE OF AUTHENTICATION
This is one of the Securities of the
series designated herein issued under
the Indenture described herein.

       ---------------------

Dated: ____________

THE BANK OF NEW YORK

By:    ____________________
       Authorized Signatory

                  FORM OF FIXED-RATE UNSECURED DEBT SECURITIES


                                    (REVERSE)

                       BALTIMORE GAS AND ELECTRIC COMPANY

                            UNSECURED DEBT SECURITIES

               This Note is one of a duly authorized issue of debt securities (the "Securities") of the Company, of a series designated as its unsecured debt securities (herein called the "Notes"), issued and to be issued under the Indenture, to which Indenture and all relevant indentures supplemental thereto reference is hereby made for a statement of the respective rights, obligations, duties and immunities thereunder of the Company, the Trustee, the Bank and the Securityholders and the terms upon which the Notes are, and are to be, authenticated and delivered. The Securities, of which the Notes constitute a series, may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest at different rates, may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided. All capitalized terms not otherwise defined herein shall have the definitions assigned to them in the Indenture.

               [This Note may not be redeemed by the Company prior to Stated Maturity unless otherwise set forth on the face hereof. Notwithstanding Section
4.03 of the Indenture, pursuant to Section 4.01 thereof, and if so indicated on the face of this Note, this Note may be redeemed at the option of the Company on any date on or after the date set forth on the face hereof in whole or in part in increments of $1,000, at a redemption price or prices designated on the face hereof to be redeemed together with interest thereon payable to the date fixed for redemption. This Note may be so redeemed in whole or in part whether or not other Notes of the same series are redeemed.]* To be modified as appropriate

               [Notice of redemption by the Company will be given by the Company by mail to holders of the Notes to be redeemed, not less than 30 nor more than 60 days prior to the date fixed for redemption, all as provided in the Indenture. The Bank may carry out the responsibilities to be performed by the Trustee required by Article Four of the Indenture.] * To be modified as appropriate

        [The Company is not required to repurchase Notes from holders prior to Stated Maturity unless otherwise set forth on the face hereof. If so indicated on the face hereof, this Note may be repurchased by the Company at the option of the holder on the dates and at the prices designated thereon, in whole or in part in increments of $1,000, together with interest payable to the repurchase date. For book-entry notes, unless otherwise specified on the face of this Note, holders must deliver written notice to the Bank at least 30, but no more than 60, days prior to the date of repurchase, but no later than 5:00 p.m. New York

City time on the last day for giving notice. The written notice must specify the principal amount to be repurchased and must be signed by a duly authorized officer of the Depositary participant (signature guaranteed). For definitive notes, unless otherwise specified on the face of this Note, holders must complete the "Option to Elect Repayment" on the reverse of this Note and then deliver this Note to the Bank at least 30, but no more than 45, days prior to the date of repurchase, but no later than 5:00 p.m. New York City time on the last day for giving notice. All notices are irrevocable.]* To be modified as appropriate

               [In the event of redemption or repurchase of this Note in part only, a new Note or Notes of this series, having the same Stated Maturity, optional redemption or repurchase provisions, Interest Rate and other terms and provisions of this Note, in authorized denominations in an aggregate principal amount equal to the unredeemed portion hereof will be issued in the name of the holder hereof upon the surrender hereof.]* To be modified as appropriate.

[Remarketing provisions, if any, to be included here]

               [The Notes will not be subject to conversion, amortization or any sinking fund.]* To be modified as appropriate

               As provided in the Indenture and subject to certain limitations herein and therein set forth, the transfer of this Note may be registered on the register of the Notes, upon surrender of this Note for registration of transfer at the Bank, or at such other agencies as may be designated pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Trustee or the Bank duly executed by, the holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

               The Notes are issuable only as registered Notes without coupons in denominations of $1,000 or any amount in excess thereof that is an integral multiple of $1,000. As provided in the Indenture, and subject to certain limitations herein and therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of other authorized denominations having the same interest rate, Stated Maturity, optional redemption or repurchase provisions, if any, and Original Issue Date, as requested by the Securityholder surrendering the same.

               No service charge will be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

               The Company, the Trustee, the Bank, the Security registrar and any agent of the Company, the Trustee, the Bank, or the Security registrar may treat the Securityholder in whose name this Note is registered as the absolute owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note is overdue, and neither the Company, the Trustee, the Bank, the Security registrar nor any such agent shall be affected by notice to the contrary.

               If an Event of Default (as defined in the Indenture) with respect to the Notes shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

               The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the holders of the Securities of any series under the Indenture at any time by the Company with the consent of the holders of not less than 66 2/3% in aggregate principal amount of the Securities at the time Outstanding to be affected (voting as one class). The Indenture also permits the Company and the Trustee to enter into supplemental indentures without the consent of the holders of Securities of any series for certain purposes specified in the Indenture, including the making of such other provisions in regard to matters arising under the Indenture which shall not adversely affect the interest of the holders of such Securities. The Indenture also contains provisions permitting the holders of specified percentages in aggregate principal amount of the Securities of any series at the time Outstanding, on behalf of the holders of all the Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Note shall be conclusive and binding upon such holder and upon all future holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

               The Indenture provides that no holder of any Security of any series may enforce any remedy with respect to such series under the Indenture except in the case of refusal or neglect of the Trustee to act after notice of a continuing Event of Default and after written request by the holders of not less than 25% in aggregate principal amount of the Outstanding Securities of such series and the offer to the Trustee of reasonable indemnity; PROVIDED, HOWEVER, that such provision shall not prevent the holder hereof from enforcing payment of the principal of or interest on this Note.

               No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

               No recourse shall be had for the payment of the principal of or the interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

               This Note shall be governed by and construed in accordance with the laws of the State of Maryland.


                                 ASSIGNMENT FORM

               To assign this Note, fill in the form below:


Assignee's Social Security or Tax I. D. Number:  ________________


FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

              (Print or Type Assignee's Name, Address and Zip Code)

the within Note of the Company and hereby does irrevocably constitute and appoint

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.



                            -------------------------

                              Signature of Assignor
             (Sign exactly as name appears on the face of the Note)


                             Dated: _______________

                      [HOLDER'S OPTION TO ELECT REPURCHASE]

                    [IN THE CASE OF CERTIFICATED NOTES ONLY]

The undersigned hereby irrevocably requests and instructs the Company to repurchase the within or attached Note (or portion thereof specified below) pursuant to its terms at a price equal to ____ % of the principal amount thereof, together with accrued interest, if any, to the repurchase date, to the undersigned, at

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
(Print or type name, address and phone number of the undersigned)

For the within or attached Note to be repurchased on the repurchase date, the Bank must receive at least 30, but not more than 45, days prior to the date of repurchase, but no later than 5:00 p.m. New York City time on the last day for giving notice, (i) this Note with the "Option to Elect Repayment" form duly completed or (ii) a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or a trust company in the United States of America setting forth the name, address and telephone number of the holder of such Note, the principal amount of such Note, the amount of the Note to be repurchased, a statement that the option to elect repayment is being made thereby and a guarantee that the Note to be repaid with the form entitled "Option to Elect Repurchase" on the reverse of such Note duly completed will be received by the Bank not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter, and such Note and form are received by the Bank by such fifth Business Day.

If less than the entire principal amount of the within or attached Note is to be repurchased, specify the portion to be repurchased: $ ______________ and specify the denomination or denominations of the Note or Notes to be issued to the holder for the portion of the Note not being repurchased (in the absence of specific instruction, one such Note will be issued): $ _____________.

NOTICE: The signature to this Option to Elect Repayment must correspond with the names as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.



                            -------------------------
                               Signature of Holder
             (Sign exactly as name appears on the face of the Note)


                             Dated: _______________